Exhibit 10-2

Execution Copy

AMENDMENT NO. 4 TO CREDIT AGREEMENT
THIS AMENDMENT NO. 4, dated as of December 31, 2012 (this "Amendment No. 4"), to that certain Credit Agreement referred to below is entered into by and among Dynamics Research Corporation, a Massachusetts corporation (the "Borrower"), the Guarantors, each Lender party hereto, and Bank of America, N.A., as administrative agent (in such capacity, the "Administrative Agent"), Swing Line Lender and an L/C Issuer.
STATEMENT OF PURPOSE
The Borrower is a party to that certain Credit Agreement, dated as of June 30, 2011, by and among the Borrower, each financial institution party thereto as a lender (collectively, the "Lenders" and, each individually, a "Lender") and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer (as amended by that certain Amendment No. 1 to Credit Agreement, dated September 16, 2011, that certain Amendment No. 2 to Credit Agreement, dated June 29, 2012, that certain Amendment No. 3 to Credit Agreement, dated August 8, 2012, and as otherwise further amended, restated, supplemented or modified prior to the date hereof, the "Credit Agreement").
The Borrower now requests that the Credit Agreement be amended in order to grant certain accommodations to and for the benefit of the Borrower, all as more particularly described herein.
Subject to the terms and conditions of this Amendment No. 4, the Administrative Agent and the Lenders party hereto have agreed to grant such requests of the Borrower.
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.                          Capitalized Terms.  All capitalized undefined terms used in this Amendment No. 4 (including, without limitation, in the Statement of Purpose hereto) shall have the meanings assigned thereto in the Credit Agreement.  This Amendment No. 4 shall be a "Loan Document" for all purposes of the Credit Agreement and the other Loan Documents.
SECTION 2.                          Amendments.  The parties hereto hereby agree that as of the Amendment No. 4 Effective Date (as defined below) the Credit Agreement is hereby amended by:

(i)            adding the following new defined terms to Section 1.01 thereof in proper alphabetical order:

"2012/2013 Junior Payment" means, collectively, one or more payments of the Indebtedness evidenced by the Subordinated Note Documents in an aggregate amount not to exceed the sum of (a) $17,000,000 plus (b) accrued and unpaid cash interest on the principal amount of such Indebtedness so paid, which such payments are made on or prior to January 31, 2013, so long as (i) no more than an aggregate of $2,000,000 of such payment or payments shall be applied to, or comprised of, fees, interest that was previously capitalized and added to the principal of such Indebtedness, premiums and other non-principal amounts of such Indebtedness (other than accrued and unpaid cash interest), (ii) no Default or Event of Default shall exist and be continuing at the time of each such payment or would result therefrom, (iii) no more than an aggregate amount of $1,000,000 of all such payments shall be financed by the proceeds of Indebtedness and (iv) the Borrower shall have delivered to the Administrative Agent a Compliance

Certificate for the most recent fiscal quarter end preceding each such payment for which financial statements are available demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that the Borrower is in compliance (as of the date of such payment and immediately after giving effect thereto and any Indebtedness incurred in connection therewith) with each covenant contained in Section 7.11.
"Additional Junior Payment" means, collectively, one or more payments of the Indebtedness evidenced by the Subordinated Note Documents in an aggregate amount not to exceed the sum of (a) $44,000,000 less the aggregate amount (inclusive of fees, interest that was previously capitalized and added to the principal of such Indebtedness, premiums and other non-principal amounts (other than payments of accrued cash interest)) paid with respect to 2012/2013 Junior Payments plus (b)  accrued and unpaid cash interest on the principal amount of such Indebtedness referred to in clause (a), which such payments are made no earlier than the fifth Business Day following the receipt of the financial statements for the fiscal reporting periods ending June 30, 2013 required by Section 6.01 and the related Compliance Certificate required by Section 6.02, so long as (i) the aggregate amount of such payment or payments that is applied to, or comprised of, fees, interest that was previously capitalized and added to the principal of such Indebtedness, premiums and other non-principal amounts (other than accrued and unpaid cash interest) of such Indebtedness shall not exceed $4,000,000 less the aggregate amount of all 2012/2013 Junior Payments that is or was applied to, or comprised of, fees, interest that was previously capitalized and added to the principal of such Indebtedness, premiums and other non-principal amounts (other than payments of accrued cash interest) of such Indebtedness, (ii) in the event that any such payment shall result in the repayment in full of all Indebtedness under the Subordinated Note Documents and termination of all obligations of the Borrower and its Subsidiaries under the Subordinated Note Documents the Administrative Agent shall receive evidence thereof in form and substance satisfactory to the Administrative Agent, (iii) no more than an aggregate amount of $1,000,000 of all such payments shall be financed by the proceeds of Indebtedness, (iv) no Default or Event of Default shall exist and be continuing at the time of each such payment or would result therefrom, and (v) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate for the most recent fiscal quarter end or fiscal year end, as the case may be, preceding each such payment for which financial statements are available demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that the Borrower is in compliance (as of the date of such payment and immediately after giving effect thereto and any Indebtedness incurred in connection therewith) with each covenant contained in Section 7.11.
 "Junior Payments" means, collectively, (a) the 2012/2013 Junior Payment and (b) the Additional Junior Payment.

(ii)            amending and restating the following definitions under Section 1.01 thereof in their entireties:

 "Consolidated Interest Expense" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum, in each case determined in accordance with GAAP and without duplication, of interest expense (including, without limitation, interest expense attributable to Capital Leases, all net payment obligations pursuant to Swap Contracts, any make whole premiums or other premiums paid or payable in connection with the repayment of the Indebtedness evidenced by the Subordinated Note Documents pursuant to a Junior Payment and any write offs of any deferred financing fees, costs and expense which the Borrower may incur in connection with the repayment of the Indebtedness evidenced by the Subordinated Note Documents pursuant to a Junior Payment) for such period.
"Eurodollar Rate" means:
(a)            for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available ("LIBOR"), as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and
(b)            for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination.

"Excess Cash Flow" means, for any fiscal year of the Borrower, the excess (if any) of (a) the sum (for such fiscal year) of (i) Consolidated EBITDA and (ii) the amount by which Working Capital decreased during such fiscal year over (b) the sum (for such fiscal year) of (i) Consolidated Interest Expense actually paid in cash by the Borrower and its Subsidiaries, (ii) scheduled principal repayments, to the extent actually made, of Term Loans pursuant to Section 2.07(c), (iii) all income taxes actually paid in cash by the Borrower and its Subsidiaries, (iv) Capital Expenditures, Investments pursuant to Section 7.02(j) or (k), Permitted Acquisitions and Junior Payments in each case, actually made by the Borrower and its Subsidiaries in such fiscal year (other than to the extent such Capital Expenditure, Investment, Permitted Acquisition or Junior Payment is made with the proceeds of insurance, Dispositions, sales or issuance of Indebtedness or Equity Interests or Extraordinary Receipts or other amounts that would not be included in the calculation of Consolidated EBITDA), (v) Transaction Costs paid in cash by the Borrower and its Subsidiaries during such fiscal year and (vi) the amount by which Working Capital increased during such fiscal year.

(iii)            adding a period to the end of the definition of "Term Loan Facility" in Section 1.01 thereof.

(iv)            deleting the word "Revolving" from the header to Section 2.02 thereof.

(v)            deleting the "(i)" and corresponding header in the second paragraph of subsection (b) of Section 2.12 thereof.

(vi)            adding the following phrase at the end of Section 6.11(b) thereof:

, and to finance one or more of the Junior Payments, to the extent otherwise permitted hereunder and under the other Loan Documents

(vii)            adding in the following phrase in subsection (f) of Section 7.03 thereof immediately after the words "Subordinated Note Documents" in the third line thereof:

"less the principal amount of all Junior Payments"

(viii)            deleting subsections (b) and (c) in Section 7.11 thereof in their entireties and replacing them with the following:

(b)            Consolidated Senior Leverage Ratio.  Permit the Consolidated Senior Leverage Ratio as of the last day of any fiscal quarter of the Borrower ending during the periods specified below to be greater than the ratio set forth below opposite such period:
Four Fiscal Quarters Ending	Maximum Consolidated Senior Leverage Ratio
Closing Date through June 29, 2012	3.50 to 1.00
June 30, 2012 through September 29, 2014	3.00 to 1.00
September 30, 2014 through September 29, 2015	2.50 to 1.00
September 30, 2015 and each fiscal quarter thereafter	2.00 to 1.00

(c)            Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio as of the last day of any fiscal quarter of the Borrower ending during the periods specified below to be less than the ratio set forth below opposite such period:

Four Fiscal Quarters Ending	Minimum Consolidated Fixed Charge Coverage Ratio
Closing Date through December 30, 2012	1.25 to 1.00
December 31, 2012 through March 30, 2015	1.10 to 1.00
March 31, 2015 through March 30, 2016	1.15 to 1.00
March 31, 2016 and each fiscal quarter thereafter	1.20 to 1.00

(ix)            adding the following sentence to the end of Section 7.14 thereof:

Notwithstanding anything contained in this Section 7.14 to the contrary, it is understood and agreed that the Borrower shall be permitted to make the Junior Payments and to amend, modify, waive or supplement any of the terms of the Subordinated Note Documents in connection therewith, in each case subject to the terms and conditions of the Subordination Agreement.
SECTION 3.                          Conditions Precedent to Effectiveness.
(a)            This Amendment No. 4 shall be effective upon the satisfaction of each of the following conditions (such date, the "Amendment No. 4 Effective Date"):
(i)            Executed Amendment. The Administrative Agent shall have received counterparts of this Amendment No. 4 executed by the Borrower, the Guarantors, the Administrative Agent and the requisite Lenders.
(ii)            Amendment to Subordinated Note Agreement.  Contemporaneously with the effectiveness of this Amendment No. 4, the Borrower and the Subordinated Noteholders shall have entered into an amendment to the Subordinated Note Agreement (the "Subordinated Debt Amendment") on terms substantially similar to those of this Amendment No. 4 in form and substance satisfactory to the Administrative Agent.
(iii)            Amendment to Subordination Agreement.  Contemporaneously with the effectiveness of this Amendment No. 4, the Borrower, the Guarantors, the Subordinated Noteholders and the Administrative Agent shall have entered into an amendment to the Subordination Agreement on terms in form and substance satisfactory to the Administrative Agent.
(iv)            Amendment Fee.  The Borrower shall have paid to the Administrative Agent (or its applicable affiliates), for the account of each Lender that executes and delivers this Amendment No. 4 to the Administrative Agent (or its counsel) on or prior to 5:00 p.m. (Eastern time) on December 28, 2012, a consent fee in an aggregate amount equal to 0.25% times the sum of (i) the Revolving Commitments (determined as of the date hereof immediately prior to the satisfaction of the conditions to effectiveness of this Amendment No. 4) of all such Lenders plus (ii) the aggregate outstanding principal amount of the Term Loans (determined as of the date hereof immediately prior to the satisfaction of the conditions to effectiveness of this Amendment No. 4) of all such Lenders.
(v)            Payment of Fees and Expenses.  The Borrower shall have paid all out-of-pocket expenses incurred by the Administrative Agent (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) with respect to this Amendment No. 4 and all other invoiced fees, charges and disbursements of counsel for the Administrative Agent outstanding as of the date hereof.
(vi)            Other Closing Documents.  The Administrative Agent shall have received such other instruments, documents and certificates as the Administrative Agent shall reasonably request in connection with the execution of this Amendment No. 4.
(b)              For purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment No. 4 shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the date hereof specifying its objection thereto.
SECTION 4.                          Effect of the Agreement.  Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect.  Except as expressly set forth herein, this Amendment No. 4 shall not be deemed (a) to be a waiver of, or consent to, a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any other right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrower, on the one hand, and the Administrative Agent or any other Lender, on the other hand.  References in the Credit Agreement to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein", and "hereof") and in any Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.
SECTION 5.                          Representations and Warranties.  By its execution hereof, each Loan Party hereby represents and warrants as follows:
(a)            such Loan Party has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment No. 4 and each other document executed in connection herewith to which it is a party in accordance with their respective terms;
(b)            this Amendment No. 4 and each other document executed in connection herewith have been duly executed and delivered by its duly authorized officers, and each such document constitutes the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies;

(c)            each representation and warranty contained in the Credit Agreement and the other Loan Documents is true, correct and complete in all material respects as of the date hereof as if fully set forth herein, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true, correct and complete in all material respects as of such earlier date; provided that any representation or warranty that is qualified by materiality or by reference to Material Adverse Effect shall be true, correct and complete in all respects as of the applicable date; and
(d)            no Default has occurred and is continuing as of the date hereof or would result after giving effect to the transactions contemplated by this Amendment No. 4.
SECTION 6.                          Reaffirmation, Ratification and Acknowledgment.  Each Loan Party (a) agrees that the transactions contemplated by this Amendment No. 4 shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, the Collateral Agreement, the Guaranty, the Subordination Agreement and each other Collateral Document to which it is a party, (b) confirms and reaffirms its obligations under the Collateral Agreement, the Guaranty, the Subordination Agreement and each other Collateral Document to which it is a party and (c) agrees that the Collateral Agreement, the Guaranty, the Subordination Agreement and each other Collateral Document to which it is a party remain in full force and effect and are hereby ratified and confirmed.
SECTION 7.                          Miscellaneous.
(a)            Counterparts.  This Amendment No. 4 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.
(b)            Governing Law.  This Amendment No. 4, unless otherwise expressly set forth herein, shall be governed by, construed and enforced in accordance with the laws of the State of New York, without reference to the conflicts or choice of law principles thereof.
(c)            Electronic Transmission.  A facsimile, telecopy or other reproduction of this Amendment No. 4 may be executed by one or more parties hereto, and an executed copy of this Amendment No. 4 may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute an original of this Amendment No. 4 as well as any facsimile, telecopy or other reproduction hereof.
(d)            Entire Agreement. This Amendment No. 4 is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.
(e)            Successors and Assigns.  This Amendment No. 4 shall be binding on and inure to the benefit of the parties and their heirs, beneficiaries, successors and assigns.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

DYNAMICS RESEARCH CORPORATION,
as Borrower
By:	/s/ David Keleher
Name:	David Keleher
Title:	SVP & CFO

Amendment No. 4
to
Dynamics Research Corporation Credit Agreement

GUARANTORS:

DRC INTERNATIONAL CORPORATION
By:	/s/ David Keleher
Name:	David Keleher
Title:	VP Finance & CFO

H.J. FORD ASSOCIATES, INC.
By:	/s/ David Keleher
Name:	David Keleher
Title:	Treasurer & CFO

KADIX SYSTEMS, LLC
By:	/s/ David Keleher
Name:	David Keleher
Title:	Treasurer & CFO

HIGH PERFORMANCE TECHNOLOGIES, INC.
By:	/s/ David Keleher
Name:	David Keleher
Title:	Treasurer & CFO

Amendment No. 4
to
Dynamics Research Corporation Credit Agreement

BANK OF AMERICA, N.A.,
as Administrative Agent
By:	/s/ Charlene Wright-Jones
Name:	Charlene Wright-Jones
Title:	Vice President
Amendment No. 4
to
Dynamics Research Corporation Credit Agreement

BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender
By:	/s/ Chris Busconi
Name:	Chris Busconi
Title:	SVP

Amendment No. 4
to
Dynamics Research Corporation Credit Agreement

BROWN BROTHERS HARRIMAN & CO.,
as a Lender

By:	/s/ Amy Lyons
Name:	Amy Lyons
Title:	Senior Vice President

Amendment No. 4
to
Dynamics Research Corporation Credit Agreement

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Douglas T. Brown
Name:	Douglas T. Brown
Title:	Senior Vice President

Amendment No. 4
to
Dynamics Research Corporation Credit Agreement

SUNTRUST BANK,
as a Lender

By:	/s/ William W. Palmer
Name:	William W. Palmer
Title:	Senior Vice President

Amendment No. 4
to
Dynamics Research Corporation Credit Agreement

ARES CREDIT STRATEGIES FUND II, L.P., as a Lender

By:	ARES CSF OPERATING MANAGER II LLC, its Manager

By:	/s/ Mitchell Goldstein
Name:	Mitchell Goldstein
Title:	Authorized Signatory

Amendment No. 4
to
Dynamics Research Corporation Credit Agreement

ARES CREDIT STRATEGIES FUND III, L.P., as a Lender

By:	ARES CSF III INVESTMENT MANAGEMENT LLC, its Manager

By:	/s/ Mitchell Goldstein
Name:	Mitchell Goldstein
Title:	Authorized Signatory

Amendment No. 4
to
Dynamics Research Corporation Credit Agreement